Barclays Global Financial Services Conference 2017 Greg D. Carmichael President & Chief Executive Officer September 13, 2017 Exhibit 99.1

Cautionary statement This presentation contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “anticipates,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated from time to time by our Quarterly Reports on Form 10-Q. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. There is a risk that additional information may become known during the company’s quarterly closing process or as a result of subsequent events that could affect the accuracy of the statements and financial information contained herein. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic or real estate market conditions, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, weaken or are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements and adequate sources of funding and liquidity may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third; (10) competitive pressures among depository institutions increase significantly; (11) changes in customer preferences or information technology systems; (12) effects of critical accounting policies and judgments; (13) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (14) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; (15) ability to maintain favorable ratings from rating agencies; (16) failure of models or risk management systems or controls; (17) fluctuation of Fifth Third’s stock price; (18) ability to attract and retain key personnel; (19) ability to receive dividends from its subsidiaries; (20) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (21) declines in the value of Fifth Third’s goodwill or other intangible assets; (22) effects of accounting or financial results of one or more acquired entities; (23) difficulties from Fifth Third’s investment in, relationship with, and nature of the operations of Vantiv Holding, LLC; (24) loss of income from any sale or potential sale of businesses (25) difficulties in separating the operations of any branches or other assets divested; (26) losses or adverse impacts on the carrying values of branches and long-lived assets in connection with their sales or anticipated sales; (27) inability to achieve expected benefits from branch consolidations and planned sales within desired timeframes, if at all; (28) ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; and (29) the negotiation and (if any) implementation by Vantiv, Inc. and/or Worldpay Group plc of the potential acquisition of Worldpay Group plc by Vantiv, Inc. and such other actions as Vantiv, Inc. and Worldpay Group plc may take in furtherance thereof; and (30) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity. You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. In this presentation, we may sometimes provide non-GAAP financial information. Please note that although non-GAAP financial measures provide useful insight to analysts, investors and regulators, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures. We provide GAAP reconciliations for non-GAAP measures in a later slide in this presentation as well as in our earnings release, both of which are available in the investor relations section of our website, www.53.com.

Well-positioned franchise and focused footprint

FIFTH THIRD BANCORP


In footprint markets
National commercial hub cities

2Q17 Bancorp Overview[1]

- $141B Total Assets (#13)[2]
- $92B Total Loans
  - *62% Commercial*
  - *38% Consumer*
- $100B Core Deposits
- $34B AUM
- 115% Modified LCR
- CET1: 10.6%
- Over 45,000 fee-free ATMs

Franchise Rankings

#7	Treasury Management[3]
#9	Retail Bank[4]
#10	Commercial & Industrial Lending[2]
#10	Equipment Finance[5]

#2 - Most Trusted Companies for Retail Banking[6]

#3 – Retail Banking Customer Satisfaction Survery[7]

#3 - Banking Industry Customer Satisfaction Rating[8]

#4 - Mobile Deposit Customer Experience Rankings[9]

[1]2Q17 earnings release, average balances for assets, loans and core deposits; [2]SNL Financial as of 2Q17; EOP loans including loans HFS [3]EY 2016 Cash Management Services Surveys, [4]Oliver Wyman 2016 Survey of Consumers, [5]The 2016 Monitor Daily – The 100 Largest Equipment Finance/Leasing companies in the U.S.; Banks only included in ranking, [6]Ponemon Institute 12th annual Privacy Trust Study for Retail Banking, [7]2017 study from a widely used survey institution, [8]University of Michigan American Customer Satisfaction (ASCI) Index as of 2016, and [9]Mitek 2016 Mobile Deposits Benchmark Report

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The broader landscape remains uncertain Many key macroeconomic indicators remain largely positive Lowered inflation expectations are dampening the possibility of future rate hikes The political atmosphere continues to be a significant contributor to the overall uncertainty, which has resulted in lowered loan growth across the industry Some hope for meaningful corporate tax reform Elevated geopolitical conflicts Small business optimism remains at pre-crisis highs… …but this has not translated into robust industry loan growth… 1 2 .. and inflation expectations remain subdued 1 1 1 1Source: Bloomberg data as of 9/6/2017 2H8 loan data as of 9/6/2017 tempered rate hike expectations forecast

Managing for long term outperformance Balance sheet actions reflect commitment to through-the-cycle performance Balanced capital management; industry leading capital return while still maintaining strong capital ratios Prudent management of interest rate risk in recognition of uncertain environment Relationship-driven balance sheet growth Focus on client selection to grow profitability as well as to manage risk Strong capital ratios while still deploying capital to shareholders 1Subject to board approval, regulatory requirements and earnings available to shareholders 2SNL Financial and company filings as of 2Q17 Substantial dividend and buyback capacity1 2 2 Criticized asset ratio currently at 12 year low and has improved 145 bps year over year Currently above peer median Was lowest among peers in 3Q15 Commitment to strong through-the-cycle performance Total CCAR 2017 payout capacity well above 100% and among the highest in peer group 13.5% CAGR

Improving returns and lowering volatility

Fifth Third Bancorp

- Expect to generate positive operating leverage in 2017
- Continue to focus on maintaining expense discipline in this environment
- Focusing on sustainable revenue growth by emphasizing profitable long-term relationships over near-term financial benefits
- Core ROA exceeds peer median and has improved more than peers; ROTCE also improving in-line with expectations
- Plan to achieve long-term North Star profitability targets regardless of the interest rate environment

Core ROTCE[1] near peer median

excluding pension & unrealized AFS securities gains/losses



Core ROTCE
LTM ending 2Q17
17.5% 15.1% 14.5% 12.5% 12.0% 11.4% 11.3% 10.7% 10.7% 10.1% 9.1% 8.3%
Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 FITB Peer 8 Peer 9 Peer 10 Peer 11
Core ROTCE, ex. pension & unrealized AFS securities gains/losses
LTM ending 2Q17
16.8% 14.3% 13.4% 12.3% 11.9% 11.0% 10.9% 10.8% 10.3% 9.6% 8.8% 8.2%
Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 FITB Peer 7 Peer 8 Peer 9 Peer 10 Peer 11

NorthStar strategies implemented or initiated in 2017

- Brand re-launch
- Branch digitization
- New mortgage loan origination system
- New personal lending product launch
- Insurance brokerage buildout
- Expanded direct marketing campaigns
- MSR acquisitions
- WAM Automated Investment Platform

[1]Non-GAAP measures: See Reg G reconciliation on pages 23-25 of this presentation and use of non-GAAP measures on page 32 of the 2Q17 earnings release

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North Star plans Middle Market, Vertical & Specialty Lending Capital Markets Wholesale Payments Personal Lending Mortgage Credit Card Consumer Households Insurance Wealth & Asset Management Commercial Consumer 2019 4Q annualized Example Projects: Middle Market expansion Asset-based lending New verticals FICC client platform upgrade Sponsor coverage expansion ECM/DCM expansion Acquisitions Organic growth Commercial card expansion Expanded capabilities New client portal Technology enhancements Direct personal unsecured offerings GreenSky partnership Efficiencies with mortgage loan origination system Market share capture Servicing portfolio growth $3 $27 $64 ($4) $31 $56 - ($3) $5 ($5) - $22 $14 $48 $74 ($6) $19 $42 ($2) ($7) $10 ($7) $3 $15 ($6) ($6) $11 ($13) $112 $299 Table above excludes expected pre-tax benefits from baseline and expense initiatives Analytical enhancements New product expansion Direct marketing Focus on reduced attrition Product add-ons with Millennial appeal Salesforce growth Acquisitions Robo investment platform 2018 4Q annualized 2017 4Q annualized ($s in millions, pre-tax)

Improving the efficiency of the Commercial lending processes Initiative overview Objective: To become the premier middle market bank lender. Focusing on streamlining processes to enhance customer experience and improve employee productivity by: Reducing cycle times (by over 25%) Increasing scalability of credit channel Enhancing the closing and onboarding process Increasing time allocated to prospecting Firmwide implementation expected to be complete by 2H 2018 Progress update Process enhancements have be rolled out to two markets, with all markets expected to begin using new process by Q1 2018 New roles created, including a dedicated resource for deal closing and post closing New client focused onboarding New approach to prospecting to increase sales opportunities Shift of administrative activities Client and employee feedback Client and employee feedback has been very positive, which has already started translating into improved outcomes for the bank “I’ve never had as much time as I have now to go on prospect calls due to the new support structure” – PM “Employees are collaborating and communicating at a new level” “Due to [the team] working together to immediately underwrite an limit increase, I didn’t have to cancel any of my prospecting calls”

Enhancing capital markets capabilities Focused on new financial risk management capabilities Enhanced electronic delivery Proactive client analytics Digital client and relationship manager experience Optimizing clients’ credit and liquidity Scalable and flexible operations and technology Industry challenges Market Industry Competition Client Low market volatility Increased regulation Increased use of multi-dealer platforms New competitors Large bank digital investments Easy digital access, 24/7 Continued need for advice 2020 target client mix 50% annualized growth target Increase commodities, maintain FX mix FICC Client Platform Upgrade 2020 target product mix

Focused on return optimization to profitably grow the consumer portfolio

FIFTH THIRD BANCORP

Initiative overview

- **Objective:** To profitably grow the consumer loan portfolio within targeted risk/return profile
- Major components of the initiative include:
  - **Consumer Credit Optimization**
    - Credit Card
    - Home Equity
    - Auto
  - **GreenSky Partnership**
- Targeting to achieve a better balance between Commercial and Consumer while achieving attractive returns
- Firmwide implementation expected to be complete by Q2 2018

Progress update

- Expanding organizational capabilities (people, processes, and technology) to accelerate growth
- Profitability analyzed under stressed loss assumptions
- Personal lending balances targeted to reach $2 billion with improved profitability through utilization of existing merchant relationships

Credit optimization overview

- Full organizational alignment to grow the consumer portfolio within existing risk appetite
- Developed significant upgrades to the underwriting scorecard system to facilitate higher pull-through rates
- Early results are positive
- Home equity returns on capital more than doubled over the last 6 months while originations are up YTD

Risk-adjusted spread projections

Projected NII less NCOs as a percentage of average balances – Credit Card / Home Equity / Auto



3.00%
2.50%
2.00%
1.50%
Forecast projections
Actual through 2Q17
Expect ~30bps improvement by 2019
2015
2016
2017
2018
2019
Without CCO Initiative
With CCO Initiative

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Vantiv update

- Executed a sale of Vantiv shares in August 2017 resulting in after-tax gain of ~$650MM, retiring ~25MM FITB common shares (~3.4% of outstanding[1])
- Sale triggered ~$650MM[2] in additional future gross Tax Receivable Agreement ("TRA") cash flows to be recognized over next 15+ years (see appendix)
- Expect to record a ~$365MM[3] pre-tax step-up gain upon close of WorldPay acquisition
- Current Vantiv ownership of 8.6% (15.25MM shares)
  - Current market value of $1.08BN[4] (unrealized pre-tax gain of ~$865MM, or ~$500MM after step-up gain)
  - Additional potential gross TRA cash flows of ~$575MM[5] after sale of remaining interest
  - Equity method earnings will decline approximately in proportion to the decline in ownership percentage

FITB ownership percentage in Vantiv



49%
8.6%
4.9%
2009
2010
2011
2012
2013
2014
2015
2016
Sep 2017
Pro Forma

Cumulative Vantiv gains recognized
(includes equity sales, warrant termination, & TRA settlements)



($s in millions)
Over $5 billion in cumulative pre-tax gains recognized since joint venture
5,000
4,000
3,000
2,000
1,000
0
2009
2010
2011
2012
2013
2014
2015
2016
2017 YTD

[1]As of June 30, 2017
[2]Based on the analysis performed by Vantiv, Inc. disclosed in its Form 8-K filed with the SEC on 8/8/2017. Assumes a 35% federal tax rate, and that Vantiv will have sufficient U.S. taxable income to utilize TRA related deductions.
[3]Based on a $70.69 VNTV closing price as of 8/31/2017 and based on the expectation that Vantiv/WorldPay deal closes; step-up gain is based on Fifth Third's estimate of the equity method impact from the pro forma ownership percentage dilution and excludes any impact from future earnings or dividends prior to the Vantiv/WorldPay deal closing.
[4]15.25MM shares * $70.69 VNTV closing price as of 8/31/2017.
[5]Based on a $70.69 VNTV closing price as of 8/31/2017 and a 35% federal tax rate. Assumes Vantiv will have sufficient U.S. taxable income to utilize TRA related deductions, and assumes the remaining units in Vantiv are exchanged in September 2017 at $70.69 per unit.

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Targeting growth in strategic areas within risk appetite Committed to higher profitability and attractive returns relative to peer group Building a more resilient bank to outperform through the cycle In summary Will create additional shareholder value Profitability Growth Stability

Appendix

Vantiv TRA details

FIFTH THIRD BANCORP

- **Recent sale of Vantiv shares resulted in additional future Tax Receivable Agreement cash flows of ~$650MM to Fifth Third over the next 15+ years**
- **Fifth Third received a "non-objection" from the Federal Reserve through 2Q18 for the ability to repurchase shares equal to the after-tax cash generated from TRA termination and settlement**

U.S. Federal Corporate Tax Rate Sensitivity
Gross TRA cash flows

top U.S. federal tax rate on 1/1/2018 (assuming no other tax law changes)	Existing unrecognized TRA[1,2] pre-tax	Potential TRA pre-tax	Total TRA pre-tax	Total TRA after-tax[3]
35%	~$820MM (includes ~$170MM prior to Aug 2017 share sale + ~$650MM recently triggered)	~$575MM	~$1.395BN	~$907MM
25% (hypothetical post-tax reform)	~$545MM	~$380MM	~$925MM	~$694MM

Key Assumptions

- Assumes Vantiv will have sufficient U.S. taxable income to utilize the TRA related deductions
- Potential gross TRA assumes the remaining units in Vantiv are exchanged in September 2017 at $70.69 per unit

Estimated GAAP income recognition – existing TRA[2] (within noninterest income)
($s in millions; pre-tax)



$42
$20
$12
$8
$37
$29
$8
$38
$30
$8
3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20

Estimated TRA cash flows – existing TRA[2]
($s in millions; pre-tax)



CCAR 2017
Subject to future CCAR submissions
$16
$17
$42
$26
$26
$27
$28
$20
$12
$8
$37
$29
$8
3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20

■ Cash flows from July 2016 termination and settlement[4] ■ Estimated TRA prior to Aug 2017 transaction ■ Estimated TRA from Aug 2017 transaction

[1] Existing unrecognized gross TRA beginning 1/1/2018.
[2] Existing TRA assumes a 35% federal tax rate, and that Vantiv will have sufficient U.S. taxable income to utilize TRA related deductions.
[3] Upon the exercise of certain call options by Vantiv, Inc. or certain put options by the Bancorp; Projections assume put/call options are exercised every quarter.

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Second quarter 2017 highlights

FIFTH THIRD BANCORP

- **Net interest income up $18 million versus adjusted Q1 NII[1], and up $37 million year-over-year**
- **NIM up 3 bps versus adjusted Q1 NIM[1], and up 13 bps year-over-year**
- **Tightly-managed noninterest expenses; down 3% sequentially and down 3% year-over-year**
- **Solid credit performance**
- **CCAR non-objection, including substantial dividend and repurchase increases from previous cycle (~120% payout[3])**
- **Executing on North Star plans**

Diluted Earnings Per Share

$0.45

Included $0.01 negative impact from a certain item[2]

Net Income to Common

$344 million

ROA

1.05%

ROTCE[1]

10.7%

[1]Non-GAAP measure: See Reg G reconciliation on pages 22 and 23 of this presentation and use of non-GAAP measures on page 32 of the 2Q17 earnings release
[2]See page 4 of the 2Q17 earnings presentation for impact of certain items
[3]Based on consensus earnings estimates as of 7/20/2017

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Pre-tax item included in 2Q17 results had a negative $0.01 EPS impact: A $9 million pre-tax (~$6 million after-tax)2 charge related to the valuation of the Visa total return swap Credit trends NCO ratio of 28 bps, down 12 bps sequentially and down 9 bps year-over-year Portfolio NPA ratio of 72 bps, down 7 bps sequentially and down 14 bps year-over-year Noninterest expense down 3% sequentially and down 3% year-over-year Second quarter 2017 in review 1Non-GAAP measure: See Reg G reconciliation on pages 22 and 23 of this presentation and use of non-GAAP measures on page 32 of the 2Q17 earnings release 2Assumes a 35% tax rate

PPNR and efficiency ratio trends1 1Non-GAAP measures: See Reg G reconciliation on pages 22 and 23 of this presentation and use of non-GAAP measures on page 32 of the 2Q17 earnings release 2Prior quarters include similar adjustments Adjusted PPNR up 17% vs. 1Q17 driven by: Diligent expense management NII growth, primarily from market rates $18MM LTI expense pulled forward to Q1 Lease remarketing impairment in Q1 Adjusted PPNR up 4% YoY driven by: Diligent expense management NII growth, primarily from market rates Partially offset by lower mortgage banking net revenue

Strong liquidity profile

FIFTH THIRD BANCORP



Holding company unsecured debt maturities
($ millions)
$500[1]
$500
$500
$1,100
$3,012
2017
2018
2019
2020
2021
2022 on
Fifth Third Bancorp
First Charter Capital Trust

Holding Company:

- Modified LCR of 115%
- Holding Company cash at June 30, 2017: $2.6B
- Cash currently sufficient to satisfy all fixed obligations in a stressed environment for ~27 months (debt maturities, common and preferred dividends, interest and other expenses) without accessing capital markets, relying on dividends from subsidiaries or any other actions
- $700MM of 5 year senior notes were issued from the Holding Company in 2Q17

Bank Entity:

- $650MM of debt matured at the Bank in 2Q17
- The Bank did not issue any additional debt in 2Q17

2017 Funding Plans:

- Fifth Third would not be required to replace 2017 debt maturities to maintain our current senior debt ratings under the Moody's LGF methodology
- Any additional debt issuance in 2017 would result from general balance sheet management and prudent liquidity risk management



Bank unsecured debt maturities
($ millions – excl. Retail Brokered & Institutional CDs)
$650[2]
$1,850
$2,600
$2,100
$750
2017
2018
2019
2020
2021
2022 on



Heavily core funded as of 06/30/2017
L-T debt 9%
Demand 25%
Equity 12%
Other liabilities 3%
S-T wholesale 6%
S-T borrowings 4%
Non-Core Deposits 2%
Interest checking 18%
Savings/ MMDA 24%
Foreign Office 0%
Consumer time 3%

- Available and contingent borrowing capacity (2Q17):
  - FHLB ~$8.0B available, ~$13.7B total
  - Federal Reserve ~$31.6B

[1] The $500MM matured in 1Q17 [2] The $650MM matured in 2Q17

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Balance sheet positioning

FIFTH THIRD BANCORP

$127.1B; $68.6B Fixed, $58.5B Floating

Investment Portfolio

Key Characteristics

- 50% allocation to bullet/locked-out cash flow securities
- Investment portfolio yield: 3.05%
- Duration: 4.9 years
- Net unrealized pre-tax gain: $331MM
- 97% AFS

Balance Sheet Mix



21%
33%
46%

Fixed vs. Floating

Level 1	100% Fix / 0% Float
Level 2A	100% Fix / 0% Float
Non-HQLA /Other	76% Fix / 24% Float

Commercial Loans[1,2]

- Fixed: $14.0B[1, 2]
- Float: $42.3B[1, 2]
- *1ML based: 70%* (of total commercial)
- *3ML based: 8%* (of total commercial)
- *Prime based: 4%* (of total commercial)
- Weighted avg. life: 1.65 years



7%
7%
12%
74%

C&I	20% Fix / 80% Float
Commercial Mortgage	22% Fix / 78% Float
Commercial Construction	4% Fix / 96% Float
Commercial Lease	100% Fix / 0% Float

Consumer Loans[1]

- Fixed: $25.5B[1]
- Float: $10.4B[1]
- *12ML based: 10%* (of total consumer)
- *Prime based: 23%* (of total consumer)
- Weighted avg. life: 3.76 years
- Auto weighted avg. life: 1.39 years



21%
43%
28%
6%
2%

Resi Mtg & Construction	91% Fix / 9% Float
Auto	99% Fix / 1% Float
Home Equity	10% Fix / 90% Float
Credit Card	30% Fix / 70% Float
Other	23% Fix / 77% Float

Long-term Debt[3]

- Fixed: $9.9B[3]
- Float: $3.5B[3]
- *1ML based: 0%* (of total long term debt)
- *3ML based: 26%* (of total long term debt)
- Weighted avg. life: 4.46 years



<1%
1%
5%
25%
69%

Senior Debt	76% Fix / 24% Float
Sub Debt	64% Fix / 36% Float
Auto Securiz. Proceeds	100% Fix / 0% Float
TRUPS	0% Fix / 100% Float
Other	100% Fix / 0% Float

Data as of 06/30/17

[1]Includes HFS Loans & Leases

[2]Fifth Third had $4.48B 1ML receive-fix swaps outstanding against C&I loans, which are being included in fixed

[3]Fifth Third had $2.96B 3ML receive-fix swaps outstanding against long-term debt, which are being included in floating, long-term debt with swaps outstanding reflected at fair value

19

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Interest rate risk management

FIFTH THIRD BANCORP

- **NII benefits from asset rate reset in a rising rate environment**
  - 56% of total loans are floating rate considering impacts of interest rate swaps (75% of total commercial and 27% of total consumer)
  - Investment portfolio duration of 4.9 years
  - Short-term borrowings represent approximately 25% of total wholesale funding, or 4% of total funding
  - Approximately $11 billion in non-core funding matures beyond one year
- **Interest rate sensitivity tables are based on conservative deposit assumptions**
  - 70% beta on all interest-bearing deposit and sweep balances (~50% betas experienced in 2004 – 2006 Fed tightening cycle)
  - No modeled re-pricing lag
  - Modeled non-interest bearing commercial DDA runoff of approximately $2.5 billion (about 10%) for each 100 bps increase in rates
  - DDA runoff rolls into an interest bearing product with a 100% beta

Estimated NII Sensitivity Profile and ALCO Policy Limits

	% Change in NII (FTE)		ALCO Policy Limits	
Change in Interest Rates (bps)	12 Months	13-24 Months	12 Months	13-24 Months
+200 Ramp over 12 months	1.90%	5.85%	(4.00%)	(6.00%)
+100 Ramp over 12 months	1.13%	3.74%	-	-
-50 Ramp over 6 months	(4.04%)	(7.51%)	(6.00%)	(8.00%)

Estimated EVE Sensitivity Profile and ALCO Policy Limits

Change in Interest Rates (bps)	Change in EVE	ALCO Policy Limit
+200 Shock	(4.85%)	(12.00%)
+100 Shock	(1.87%)	-
+25 Shock	(0.30%)	-
-100 Shock	(1.31%)	-

Estimated NII Sensitivity with Demand Deposit Balance Changes

	% Change in NII (FTE)			
	$1B Balance Decrease		$1B Balance Increase	
Change in Interest Rates (bps)	12 Months	13-24 Months	12 Months	13-24 Months
+200 Ramp over 12 months	1.65%	6.46%	2.16%	7.49%
+100 Ramp over 12 months	1.07%	4.12%	1.33%	4.63%

Estimated NII Sensivity with Deposit Beta Changes

	% Change in NII (FTE)			
	Betas 25% Higher		Betas 25% Lower	
Change in Interest Rates (bps)	12 Months	13-24 Months	12 Months	13-24 Months
+200 Ramp over 12 months	(0.99%)	1.19%	4.80%	12.76%
+100 Ramp over 12 months	(0.24%)	1.48%	2.65%	7.27%

Data as of 06/30/17

[1]Actual results may vary from these simulated results due to differences between forecasted and actual balance sheet composition, timing, magnitude, and frequency of interest rate changes, as well as other changes in market conditions and management strategies.

[2]Re-pricing percentage or "beta" is the estimated change in yield over 12 months as a result of a shock or ramp 100 bps parallel shift in the yield curve

20

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Limited exposure to certain retail subsectors

Fifth Third Bancorp

Total Loans & Leases[1]
$92.3BN


3%
$3.1BN

	Portfolio Composition:	*Additional Metrics:*
$1.9BN Specialty & general C&I[2]	• $1.51BN: specialty retailers • $365MM: general retailers	• ~90% to non-clothing and non-electronic stores • ~3% to mall anchors
$769MM CRE	• $584MM: mortgage • $185MM: construction	• ~33% to regional malls • ~82% A/B properties • ~43% underlying to large box/general retailer
$385MM REIT	• $385MM in balances to REITs with retail-heavy focus *(subset of $1.3BN total REIT portfolio, targeting malls, strip centers, lifestyle centers, etc. as their primary investment vehicles)*	• 11 well-diversified REITs to well-known borrowers • ~33% to mall REITs

- **Stringent customer selection and large diversified portfolios that are conservatively leveraged**
- **Actively managing with monthly reviews**
- **~98% of Specialty & general C&I balances are ABL or investment grade; ~2% of balances are criticized**
- **~19% of CRE balances are investment grade; ~1% of balances are criticized**
- **Retail C&I general and specialty retailers: WA ABL borrowing base of ~85%**

[1]End of period total loans & leases including HFS as of 6/30/2017
[2]In addition to C&I loans to specialty and general retailers, Retail Trade NAICS industry classification also includes $2.2BN in C&I loans to grocery & drug, gas stations & convenience, and motor vehicle parts borrowers

21
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Residential Mortgage Commercial & Industrial Home Equity & Automobile Commercial Real Estate *Excludes loans held-for-sale Credit trends

Regulation G non-GAAP reconciliation See page 32 of the 2Q17 earnings release for a discussion on the use of non-GAAP financial measures

Regulation G non-GAAP reconciliation

FIFTH THIRD BANCORP

Fifth Third Bancorp and Subsidiaries
Regulation G Non-GAAP Reconciliation
$ and shares in millions
(unaudited)

	For the Three Months Ended				
	June 2017	March 2017	December 2016	September 2016	June 2016
CET 1 capital (transitional)	$12,522	$12,636	$12,426	$12,299	$12,112
Less: Adjustments to CET 1 capital from transitional to fully phased-in (1)	(4)	(2)	(4)	(4)	(4)
CET 1 capital (fully phased-in) (h)	**12,518**	**12,634**	**12,422**	**12,295**	**12,108**
Risk-weighted assets (transitional)	117,716	117,407	119,632	120,954	121,824
Add: Adjustments to risk-weighted assets from transitional to fully phased-in (2)	1,274	1,164	1,115	929	932
Risk-weighted assets (fully phased-in) (i)	**$119,035**	**$118,571**	**$120,747**	**$121,883**	**$122,756**
Estimated CET 1 capital ratio under Basel III Final Rule (fully phased-in) (h) / (i)	10.52%	10.66%	10.29%	10.09%	9.86%

(1) *Primarily relates to disallowed intangible assets (other than goodwill and MSRs, net of associated deferred tax liabilities)*
(2) *Primarily relates to higher risk-weighting for MSRs*

	June 2017	March 2017	December 2016	September 2016	June 2016
Net interest income (U.S. GAAP)	$939	$933	$903	$907	$902
Add: FTE Adjustment	6	6	6	6	6
Net interest income (FTE) (j)	**$945**	**$939**	**$909**	**$913**	**$908**
Net interest income (FTE) (annualized) (k)	**$3,790**	**$3,808**	**$3,616**	**$3,632**	**$3,652**
Net interest income (FTE)	$945	$939	$909	$913	$908
Bankcard refunds / (reversal)	-	(12)	16	-	-
Adjusted net interest income (FTE) (l)	**$945**	**$927**	**$925**	**$913**	**$908**
Adjusted net interest income (FTE) (annualized) (m)	**$3,790**	**$3,760**	**$3,680**	**$3,632**	**$3,652**
Noninterest income (U.S. GAAP) (n)	**$564**	**$523**	**$620**	**$840**	**$599**
Gain on Vantiv warrant actions	-	-	(9)	-	-
Vantiv TRA-related transactions	-	-	-	(280)	-
Gain from the sale of a non-branch facility	-	-	-	(11)	-
Branch / land impairment charge	-	-	-	28	-
Valuation of 2009 Visa total return swap	9	13	(6)	12	50
Transfer of certain nonconforming investments under Volcker to held-for-sale	-	-	-	9	-
Vantiv warrant valuation	-	-	-	2	(19)
Gain on sale of certain branches	-	-	-	-	(11)
Gain on sale of the non-strategic agented bankcard loan portfolio	-	-	-	-	(11)
Securities (gains) / losses	-	-	3	(4)	(6)
Securities (gains), net - non-qualifying hedges on mortgage servicing rights	(2)	-	-	-	-
Adjusted noninterest income (o)	**$571**	**$536**	**$608**	**$596**	**$602**
Less: Mortgage banking net revenue	(55)	(52)	(65)	(66)	(75)
Adjusted noninterest income, excluding mortgage banking net revenue	**$516**	**$484**	**$543**	**$530**	**$527**
Noninterest expense (U.S. GAAP) (p)	**$957**	**$986**	**$960**	**$973**	**$983**
Contribution for Fifth Third Foundation	-	-	(5)	(3)	-
Adjusted noninterest expense (q)	**$957**	**$986**	**$955**	**$970**	**$974**
Average interest-earning assets (r)	**126,134**	**125,968**	**126,548**	**126,092**	**126,847**
Ratios:					
Net interest margin (k) / (r)	3.01%	3.02%	2.86%	2.88%	2.88%
Adjusted net interest margin (m) / (r)	3.01%	2.98%	2.91%	2.88%	2.88%
Efficiency ratio (p) / [(j) + (n)]	63.4%	67.4%	62.8%	55.5%	65.3%
Adjusted efficiency ratio (q) / [(l) + (o)]	63.1%	67.4%	62.3%	64.3%	64.5%

See page 32 of the 2Q17 earnings release for a discussion on the use of non-GAAP financial measures

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Regulation G non-GAAP reconciliation LTM (last twelve months) corresponds to 3Q16 through 2Q17 1 See Reg G reconciliation on page 23 of this presentation and use of non-GAAP measures on page 32 of the 2Q17 earnings release 2Core average tangible common equity was used for peer core ROTCE comparisons due to the limited availability of peer average financial data